Exhibit 99.1

News Release From Nuance Communications, Inc.
Contacts:

For Investors and Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com	For Press Erica Hill Nuance Communications, Inc. Tel: 781-565-5000 Email: erica.hill@nuance.com
Nuance Announces Preliminary Fiscal First Quarter Results
Company to Announce Final Results on February 9, 2006
BURLINGTON, Mass., February 8, 2006 — Nuance Communications, Inc. (Nasdaq: NUAN) today announced preliminary financial results for its first fiscal quarter ended December 31, 2005. Nuance issued the preliminary results in conjunction with today’s announcement of an agreement to acquire Dictaphone Corporation. These preliminary results are subject to revision until the Company reports its final fiscal first quarter results on February 9, 2006.
Based on preliminary financial data, Nuance expects fiscal first quarter 2006 revenues of approximately $75.5 million and a GAAP loss of approximately $(0.03) per share, which includes approximately $(0.03) per share related to stock-based compensation, including the cumulative effect of a change in accounting principle related to the company’s adoption of Statement of Financial Accounting Standard No. 123R, Share-Based Payments. In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Based on preliminary financial data, Nuance expects non-GAAP earnings of approximately $0.07 per share. This non-GAAP figure excludes non-cash taxes and interest, amortization of intangible assets, non-cash amortization of stock-based compensation, and acquisition related transition and integration costs and charges.
On December 6, 2005, Nuance provided guidance for its fiscal first quarter 2006 of revenue between $73 million and $77 million, earnings (loss) per share, excluding stock based compensation, between $(0.02) and breakeven per share, and earnings per share, excluding amortization of intangible assets, non-cash interest, non-cash taxes, stock based compensation and acquisition-related expenses, between $0.04 and $0.06 per diluted share. The earnings per share guidance provided on December 6, 2005, did not include an estimate for stock-based compensation, as we were unable to make the estimate at that time. If we had estimated stock-based compensation expense to be $(0.03) per share, our GAAP loss per share guidance would have been for GAAP earnings per share between $(0.03) and $(0.05).
See “Discussion of non-GAAP Financial Measures” and “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
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Nuance to Announce Final First Quarter 2006 Earnings on February 9, 2006
On Thursday, February 9, 2006, Nuance will announce final results for its fiscal first quarter 2006 after the market close. In conjunction with the announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (800) 230-1092 or (612) 288-0337 five minutes prior to the call and referencing conference code 817731. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 817731.
About Nuance Communications, Inc.
Nuance (Nasdaq: NUAN) is the leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Safe Harbor for Forward-Looking Statements
Statements in this document regarding Nuance’s preliminary fiscal first quarter financial results, Nuance’s anticipated acquisition of Dictaphone, the anticipated date of the release of Nuance’s final fiscal first quarter results and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the successful closing of the acquisition of Dictaphone, Nuance’s ability to successfully integrate the operations of Dictaphone; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s Annual Report on Form 10-K/A for the year ended September 30, 2005. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
Discussion of non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP earnings per share particularly helpful in assessing the organic performance of our business from a cash perspective. While our management uses this non-GAAP financial measure as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider this measure to be a substitute for, or superior to, the information provided by GAAP earnings per share. Consistent with this approach, we believe that disclosing non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal first quarter ended December 31, 2005, and, in particular, in evaluating our earnings per share, our management has excluded items in three general categories, each of which are described below.
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Acquisition Related Expenses. We excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain expenses related to material acquisitions allows the users of our financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Unusual or Infrequent Expenses. We exclude certain unusual or infrequent events to measures our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as: (i) non-acquisition-related restructuring charges and (ii) redundant costs associated with a change in independent accountants. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are individually unusual or infrequent, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand our financial results for both historic and prospective assessment of our operations.
The non-GAAP financial measure described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non-GAAP net income (loss) differently than the Company, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company’s
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management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
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Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in 000’s, except per share amounts)
Unaudited

	December 6, 2005				Preliminary Results
	Preliminary Guidance				as of February 8, 2006
	Three months ended				Three months ended
	December 31, 2005				December 31, 2005
	Low		High		Estimated Actual
GAAP Total revenue	$73,000		$77,000		$75,500

GAAP net income (loss), per share	$(0.05	)*	$(0.03	)*	$(0.05)
Stock based compensation	$0.03	*	$0.03	*	$0.03

Non-GAAP net income, per share	$(0.02)		$(0.00)		$0.00

Cost of revenue from amortization of intangible assets, per share	$0.01		$0.01		$0.01
Amortization of intangible assets, per share	$0.01		$0.01		$0.01
Non-cash interest expense, per share	$0.01		$0.01		$0.01
Non-cash taxes, per share	$0.00		$0.01		$0.01
Acquisition-related expenses, per share	$0.03		$0.03		$0.03

Non-GAAP net income (loss)	$0.04		$0.06		$0.07

Shares used in computing non-GAAP net income (loss) per share:
Weighted average common shares: basic	170,000		170,000		156,400
Weighted average common and common equivalent shares: diluted	170,000		170,000		169,500
• GAAP net income (loss), per share guidance was not provided on December 6, 2005. These amounts have been included in this table for reconciliation purposes.